Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                 13 Weeks Ended
                                              -------------------
                                              June 29,   July 1,
                                                1996       1995
(Dollars in millions, shares in thousands)    --------   --------

Earnings
  Income (loss) from continuing operations    $ (17.3)   $  17.1
  Income from discontinued operations            29.4       50.0
                                              --------   --------
    Net income                                $  12.1    $  67.1
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      61,757     60,890
    Common equivalent shares                    2,048      2,379
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,805     63,269
                                              ========   ========

Primary earnings (loss) per share:
  Continuing operations                       $ (0.27)   $  0.27
  Discontinued operations                        0.46       0.79
                                              --------   --------
    Net income per share                      $  0.19    $  1.06
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      61,757     60,890
    Common equivalent shares                    2,110      2,432
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,867     63,322
                                              ========   ========

Fully diluted earnings (loss) per share:
  Continuing operations                       $ (0.27)   $  0.27
  Discontinued operations                        0.46       0.79
                                              --------   --------
      Net income per share                    $  0.19    $  1.06
                                              ========   ========

                                                      Exhibit 11


                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                 26 Weeks Ended
                                              -------------------
                                              June 29,   July 1,
                                                1996       1995
(Dollars in millions, shares in thousands)    --------   --------

Earnings
  Income (loss) from continuing operations    $  (5.5)   $  31.3
  Income from discontinued operations            62.2       82.3
                                              --------   --------
    Net income                                $  56.7    $ 113.6
                                              ========   ========


PRIMARY METHOD
  Shares
    Cumulative average outstanding shares      61,544     61,866
    Common equivalent shares                    1,956      2,396
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,500     64,262
                                              ========   ========

Primary earnings (loss) per share:
  Continuing operations                       $ (0.09)   $  0.49
  Discontinued operations                        0.98       1.28
                                              --------   --------
    Net income per share                      $  0.89    $  1.77
                                              ========   ========

FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding shares      61,544     61,866
    Common equivalent shares                    1,997      2,403
                                              --------   --------

    Weighted average number of common
      shares and common equivalent
      shares outstanding                       63,541     64,296
                                              ========   ========

Fully diluted earnings (loss) per share:
  Continuing operations                       $ (0.09)   $  0.49
  Discontinued operations                        0.98       1.28
                                              --------   --------
      Net income per share                    $  0.89    $  1.77
                                              ========   ========